As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ___________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-0410612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 18831 Von Karman, Suite 400
Irvine, California 92612
(949) 255-7100

(Address, Including zip code, and telephone number, including area code, of registrant's principal executive offices)

__________________

 Michael Newman, Esq.
Executive Vice President and General Counsel
Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612
(949) 255-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard A. Boehmer, Esq. O'Melveny & Myers llp 400 South Hope Street Los Angeles, California 90071 (213) 430-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
___________________

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.01 per share (4)(5) Preferred Stock, par value $0.01 per share(4) Debt Securities(4) Warrants(6)	N/A	N/A	$141,400,000	$15,129.80
Total	N/A	N/A	$141,400,000	$15,129.80

(1)     Pursuant to General Instruction II.D of Form S-3, this registration statement covers such indeterminate number or principal amount of common stock, preferred stock, debt securities (including senior debt securities and subordinated debt securities) and warrants of Sun Healthcare Group, Inc. not to exceed $141,400,000 maximum aggregate offering price, exclusive of accrued interest and dividends, if any.  If any debt securities are issued at an original issue discount, this registration statement covers such greater amount as shall result in an aggregate public offering price not in excess of $141,400,000, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement.  The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.
(2)     Estimated solely for purposes of computing the registration fee and exclusive of accrued interest and dividends, if any.

(3)     The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)     Shares of preferred stock or common stock may be issuable upon conversion of debt securities registered hereunder.  No separate consideration will be received for such preferred stock or common stock.
(5)     Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder.  No separate consideration will be received for such shares of common stock.
(6)     Warrants will represent rights to purchase debt securities, common stock or preferred stock registered hereby.  Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

            As permitted by Rule 429, the prospectus included in this registration statement also relates to the $8,600,000 aggregate offering price of unsold securities registered pursuant to the Registrant's Registration Statement No. 33-123335 on Form S-3.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 30, 2006

PROSPECTUS

$150,000,000

SUN HEALTHCARE GROUP, INC.

 Common Stock
Preferred Stock
Debt Securities
Warrants
_____________________________________________________

           We may offer, from time to time, in one or more series:

-     senior and/or subordinated debt securities;

-     shares of our preferred stock;

-     shares of our common stock; and

-     warrants to purchase debt securities, preferred stock and/or common stock.

            We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $150,000,000, on terms to be determined at the time of offering.

            This prospectus provides you with a general description of the securities that we may offer and sell from time to time.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and may add or update the information in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

            We may sell securities directly to you, through agents we select or through underwriters or dealers we select.  If any agent, dealer or underwriter is involved in the sale of our securities, we will name them and describe their compensation in a prospectus supplement.

            Our shares of common stock are quoted on the Nasdaq National Market under the symbol "SUNH."  On June 27, 2006, the closing sale price of our common stock, as reported on the Nasdaq National Market, was $8.72 per share.  As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

            Investing in our securities involves a high degree of risk.  See "Risk Factors" on page 4.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

            This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

_____________________

The date of this prospectus is         , 2006.

           You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to.  No dealer, salesperson or other person is authorized to give information that is different.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus  or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This prospectus, any prospectus supplement, and the documents incorporated herein and therein contain certain statements that may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to management.  Forward-looking statements are not statements of historical facts.  For example, when we use words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and other words that convey uncertainty of future events or outcome, we are making forward-looking statements.  We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions "Risk Factors," "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk," all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

            Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the Securities and Exchange Commission.

            Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a shelf registration process.  Under the shelf registration process, we may offer common stock, preferred stock, debt securities or warrants from time to time in one or more offerings up to a total public offering price of $150,000,000.

            This prospectus provides you with a general description of the securities we may offer.  If required, each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities.  A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities.  A prospectus supplement may also add, update or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement.  Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

OUR COMPANY

We are a nationwide provider of long-term, subacute and related specialty healthcare services primarily to the senior population in the United States.  Our core business is providing inpatient services.  We also provide rehabilitation therapy services, temporary medical staffing services and home health services to adult and pediatric patients.  We operate through various direct and indirect subsidiaries that engaged in the following five principal business segments:

-          Inpatient services, primarily skilled nursing facilities;

-          rehabilitation therapy services;

-          medical staffing services;

-          home health services; and

-          laboratory and radiology services.

          Inpatient services.  As of March 31, 2006, we operated 158 long-term care facilities (consisting of 134 skilled nursing facilities (10 of which are managed), 14 assisted and independent living facilities, seven mental health facilities and three specialty acute care hospitals) in 19 states with 16,825 licensed beds through SunBridge Healthcare Corporation and other subsidiaries.  Our skilled nursing facilities provide services that include daily nursing, therapeutic rehabilitation, social services, housekeeping, dietary and administrative services for individuals requiring certain assistance for activities in daily living.  Several of our skilled nursing facilities also contain units dedicated to the care of residents afflicted with Alzheimer's disease.  Our assisted living facilities provide services that include minimal nursing assistance, housekeeping, dietary, laundry and administrative services for individuals requiring minimal assistance for activities in daily living.  Our independent living facilities provide services that include security, housekeeping, dietary and limited laundry services for individuals requiring no assistance for activities in daily living.  Our mental health facilities provide a range of inpatient and outpatient services for adults and children through specialized treatment programs.  Our specialty acute care hospitals provide rehabilitation, long term acute care and geriatric behavioral health services.  We also provide hospice services in three states for individuals facing end of life issues.  In the first quarter of 2006, 76.9% of our net revenues were generated through inpatient services.

          Rehabilitation therapy services.  We provide rehabilitation therapy services through SunDance Rehabilitation Corporation.  SunDance provides a broad array of rehabilitation therapy services, including speech pathology, physical therapy and occupational therapy.  At March 31, 2006, this segment provided services to 439 facilities, of which 346 were nonaffiliated and 93 were affiliated.  We also provide rehabilitative and special education services to pediatric clients as well as rehabilitation therapy services for adult home healthcare clients in the greater New York City metropolitan area through HTA of New York, Inc., a wholly owned subsidiary.  Net revenues generated through rehabilitation therapy services were 12.2% of our net revenues in the first quarter of 2006.

          Medical staffing services.  We are a national provider of temporary medical staffing through CareerStaff Unlimited, Inc.  For the quarter ended March 31, 2006, this segment derived 63% of its revenues from hospitals and other providers, 20% from skilled nursing facilities, 10% from schools and 7% from prisons. CareerStaff provides (i) licensed therapists skilled in the areas of physical, occupational and speech therapy, (ii) nurses, (iii) pharmacists, pharmacist technicians and medical imaging technicians, (iv) physicians, and (v) related medical personnel.  CareerStaff also places traveling therapists and nurses on 13-week assignments and, on a permanent basis, places nurses, physicians, therapists and department heads with health care facilities throughout the United States.  As of March 31, 2006, CareerStaff provided medical staffing services in major metropolitan areas in 17 states, and also placed temporary traveling therapists in smaller cities and rural areas.  Medical staffing services generated 7.5% of our net revenues in the first quarter of 2006.

          Home health services.  As of March 31, 2006, we provided skilled nursing care, rehabilitation therapy and home infusion services to adult and pediatric patients in California and Ohio through SunPlus Home Health Services, Inc.  SunPlus also operates two licensed home infusion pharmacies in California.  Home health services generated 5.4% of our net revenues in the first quarter of 2006.

          Laboratory and radiology services.  Through SunAlliance Healthcare Services, Inc., we provide medical laboratory and radiology services to skilled nursing facilities in Massachusetts, New Hampshire and Rhode Island.  On November 4, 2005, SunAlliance sold its mobile radiology services in Arizona and Colorado.  Laboratory and radiology services generated 1.3% of our net revenues in the first quarter of 2006.

          Sun Healthcare Group, Inc. was incorporated in Delaware in 1993.  Our principal business and executive offices are located at 18831 Von Karman, Suite 400, Irvine, California 92612.  Our main telephone number is (949) 255-7100.  Our website is located at www.sunh.com.  None of the information contained on our website and on websites linked is part of this prospectus.

RISK FACTORS

          Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement.

USE OF PROCEEDS

            We will retain broad discretion over the use of the net proceeds to us from any sale of our securities under this prospectus.  Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our securities under this prospectus will be used for general corporate purposes, including but not limited to working capital and capital expenditures.  We may also use the net proceeds to fund acquisitions of businesses.  However, we currently have no commitments or agreements for any specific acquisitions or investments.  Pending application of the net proceeds, we may initially invest the net proceeds or apply them to reduce short-term indebtedness.  If we intend to use the net proceeds of any offering to repay outstanding debt, we will provide details about the debt we intend to repay in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

          Our ratio of earnings to fixed charges, for the periods indicated, are set forth below:

Predecessor Company (1)		Reorganized Company (1)
Year Ended December 31,	Two Months Ended February 28,	Ten Months Ended December 31,	Years Ended December 31,			Three Months Ended March 31,
2001	2002	2002	2003	2004	2005	2005	2006
(2)	156.21	(2)	(2)	1.45	1.03	(2)	1.14

_______________

(1)

The term "Predecessor Company" refers to our operations for periods prior to our emergence from proceedings under Chapter 11 of the United States Bankruptcy Code of March 1, 2002, while the term "Reorganized Company" is used to describe our operations for periods beginning March 1, 2002 and thereafter.

(2)

Earnings were inadequate to cover fixed charges by $69,180, $297,493, $29,549, and $2,393 for the year ended December 31, 2001, the ten months ended December 31, 2002, the year ended December 31, 2003, and the three months ended March 31, 2005, respectively.

DESCRIPTION OF CAPITAL STOCK

General

          Our authorized capital stock consists of:

          -     50,000,000 shares of common stock, par value $.01 per share; and

          -     10,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

          The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding-up of the company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses.  The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock.  The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock which we may issue in the future.

Preferred Stock

          Our board of directors has the authority, within the limitations and restrictions stated in our certificate of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Anti-Takeover Provisions

          We are governed by the Delaware General Corporation Law (the "DGCL").  Our certificate of incorporation and by-laws contain provisions that could make more difficult the acquisition of the company by means of a tender offer, a proxy contest or otherwise.

Supermajority Vote

          Our certificate of incorporation provides that the affirmative vote of at least 66 2/3% in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class: (i) to remove any director, or the entire board of directors, from office at any time, with or without cause, (ii) in order for our stockholders to make, amend, alter or repeal our by-laws or (iii) to amend, alter or repeal certain provisions of our certificate of incorporation, including those related to limiting liabilities of directors.

Advance Notice Procedures

           Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of the stockholders.  This notice procedure provides that only persons who are nominated by, or at the direction of our board of directors, the chairman of the board of directors, or by a stockholder who has given timely written notice to the secretary of our company prior to the meeting at which directors are to be elected, will be eligible for election as directors.  The procedure also requires that, in order to raise matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting the company delivers or by, or at the direction of, our chairman or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the secretary of the company of his, her or its intention to raise those matters at the annual meeting.  If our chairman or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Authorized but Unissued Shares

          Our authorized but unissued shares of common stock are available for future issuance without stockholder approval.  We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

          The overall effect of the foregoing provisions may be to deter a future tender offer.  Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time.  In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

The Delaware General Corporation Law

          We are subject to Section 203 of the DGCL, which regulates corporate acquisitions.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

-	the board of directors approved the transaction in which such stockholders became an interested stockholder prior to the date the interested stockholder attained such status;
-

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, he, she or it owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

-

the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent and Registrar

            The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company.

Listing

            Our shares of common stock are quoted on the Nasdaq National Market under the symbol "SUNH."

DESCRIPTION OF DEBT SECURITIES

            The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

            We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture.  We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

            The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

            The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

            We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

-	the title;

-	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

-	any limit on the amount that may be issued;

-	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

-	the maturity date;

-	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

-

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

-

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

-	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

-	the terms of the subordination of any series of subordinated debt;

-	the place where payments will be payable;

-	restrictions on transfer, sale or other assignment, if any;

-	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

-

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

-	provisions for a sinking fund, purchase or other analogous fund, if any;

-

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

-	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

	-	incur additional indebtedness;

	-	issue additional securities;

	-	issue guarantees;

	-	create liens;

	-	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

	-	redeem capital stock;

	-	place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

	-	make investments or other restricted payments;

	-	sell or otherwise dispose of assets;

	-	enter into sale-leaseback transactions;

	-	engage in transactions with stockholders and affiliates;

	-	issue or sell stock of or sell assets of our subsidiaries; or

	-	effect a consolidation or merger;

-	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

-	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

-	information describing any book-entry features;

-	the procedures for any auction and remarketing, if any;

-	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

-	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

-

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

            We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

            The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

            If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

            The following are events of default under the indentures with respect to any series of debt securities that we may issue:

-	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

-	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

-

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

-	if specified events of bankruptcy, insolvency or reorganization occur.

            If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

            The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

            Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

-	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

-

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

            A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

-	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

-

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

-

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

                These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

            We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

            We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

-	to fix any ambiguity, defect or inconsistency in the indenture;

-	to comply with the provisions described above under "-Consolidation, Merger or Sale;"

-	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

-	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

-	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

-

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

-

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

-	to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.

             In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

              -     extending the fixed maturity of the series of debt securities;

-	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

-	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

            Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

-	register the transfer or exchange of debt securities of the series;

-	replace stolen, lost or mutilated debt securities of the series;

-	maintain paying agencies;

-	recover excess money held by the debenture trustee;

-	compensate and indemnify the debenture trustee; and

-	appoint any successor trustee.

            In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

            We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

            At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

            Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

            We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

            If we elect to redeem the debt securities of any series, we will not be required to:

-

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

-	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

            The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

            Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

            We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

            All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

            The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

            The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

            The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock or debt securities in one or more series.  Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.  While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement.  The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

            We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us.  We have filed forms of the warrant agreements for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part.  We use the term "warrant agreement" to refer to any of these warrant agreements.  We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements.  The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

            The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants.  We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

            We will describe in the applicable prospectus supplement the terms relating to a series of warrants.  If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

-	the offering price and the aggregate number of warrants offered;

-	the currencies in which the warrants are being offered;

-	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

-	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

-	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

-

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

-	the terms of any rights to redeem or call the warrants;

-	the date on which the right to exercise the warrants begins and the date on which such right expires;

-	federal income tax consequences of holding or exercising the warrants; and

-	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

            Warrants for the purchase of debt securities will be in registered form only.

            If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

-	the offering price and the aggregate number of warrants offered;

-

the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

-	the designation and terms of any series of preferred stock with which the warrants are being offered;

-	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

-	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

-	the date on which the right to exercise the warrants begins and the date on which that right expires;

-	federal income tax consequences of holding or exercising the warrants; and

-	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

            Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

            A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.  Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "-Warrant Adjustments" below.

Exercise of Warrants

            Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement.  After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

            A holder of warrants may exercise them by following the general procedure outlined below:

-	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

-	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

-	delivering the warrant certificate representing the warrants to the warrant agent.

            If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date.  After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise.  If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants.  Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

            We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

            Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.  In addition, unless the prospectus supplement states otherwise, if we, without receiving payment therefor:

-

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

-

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

-	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

-

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

            Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

            Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

-	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

-	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

-	certain sales or dispositions to another entity of all or substantially all of our property and assets.

            If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

PLAN OF DISTRIBUTION

            We may sell the securities covered by this prospectus from time to time.  Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

            We may sell the securities separately or together:

-	through one or more underwriters or dealers in a public offering and sale by them;

-	directly to investors; or

-	through agents.

            We may sell the securities from time to time:

-	in one or more transactions at a fixed price or prices, which may be changed from time to time;

-	at market prices prevailing at the times of sale;

-	at prices related to such prevailing market prices; or

-	at negotiated prices.

            We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

            If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

            We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

            We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

            Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

            We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

            Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities.  These underwriters, dealers or agents may be considered to be underwriters under the Securities Act.  As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions.  The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.  In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

            Shares of our common stock are quoted on the Nasdaq National Market.  Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so.  Therefore, there may not be liquidity or a trading market for any series of securities.

            Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.  We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

            Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

            Certain legal matters in connection with the securities will be passed upon for us by O'Melveny & Myers LLP.

EXPERTS

            The consolidated financial statements of Sun Healthcare Group, Inc. included in Sun Healthcare Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and Sun Healthcare Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and Sun Healthcare Group, Inc. management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

            The consolidated financial statements of Peak Medical Corporation at December 31, 2004 and 2003 and for each of the two years ended December 31, 2004, incorporated by reference herein, in reliance upon the report of KPMG LLP, independent public accountants, as set forth in their report thereon appearing in the Definitive Proxy Statement of Sun Healthcare Group, Inc. dated September 16, 2005, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

            We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto.  For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it.  Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete.  We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

            We file reports with the SEC on a regular basis that contain financial information and results of operations.  You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at Room 1500, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The SEC also maintains a website site at http://www.sec.gov that contains reports, proxy statements, information statements and other information filed electronically with the SEC.  You may also obtain information about us at our website at http://www.sunh.com.  However, the information on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings (File No. 0-49663) listed below.  This information is considered a part of this prospectus.  These documents are as follows:

(1)	Our annual report on Form 10-K for our fiscal year ended December 31, 2005, filed on March 10, 2006;

(2)	Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2006, filed on May 4, 2006;

(3)	Our current reports on Form 8-K filed on March 2, March 14, March 31, May 3, May 16, June 7, and June 13, 2006;

(4)

Our proxy statement, dated September 16, 2005, relating to our Special Meeting of Stockholders to approve the issuance of our common stock in connection with the acquisition of Peak Medical Corporation; and

(5)	The description of our common stock contained in our registration statement on Form 8-A, filed on March 6, 2002.

            In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.  Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

            We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this prospectus by reference.  Requests for such copies should be directed to our Secretary at Sun Healthcare Group, Inc., 18831 Von Karman, Suite 400, Irvine, California 92612, telephone number (949) 255-7100.

            Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.          Other Expenses Of Issuance And Distribution

            The expenses in connection with the registration of the securities offered hereby are estimated as follows:

Securities and Exchange Commission registration fee.............	$ 15,129.80
Printing and engraving..............................................................	75,000.00
Accounting fees and expenses..................................................	60,000.00
Legal fees and expenses............................................................	75,000.00
Total.................................................................................	$ 225,129.80
==========

ITEM 15.          Indemnification Of Directors And Officers

            As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation (the "Certificate") of Sun Healthcare Group, Inc. (the "Company") provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption for liability or limitation thereof is not permitted under the DGCL.  The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends of stock purchased or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

            While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty.  Accordingly, the Certificate will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director's breach of such director's duty of care.

            In addition, the Company's bylaws (the "Bylaws") provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the Company or an officer of the Company elected by the Board of Directors or, while a director of the Company or an officer of the Company elected by the Board of Directors, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Company.

            The Company maintains directors' and officers' liability insurance policies insuring directors and officers of the Company for certain covered losses as defined in the policies

ITEM 16.          Exhibits

EXHIBIT NO.	DESCRIPTION
-----------------	--------------------
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation of the Company.
3.2**	Amended and Restated Bylaws of the Company.
4.1**	Sample Common Stock Certificate.
4.2	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).
4.3	Form of Common Stock Warrant Certificate (included in Exhibit 4.10).
4.4	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.11).
4.5*	Form of Preferred Stock Certificate.
4.6*	Form of Senior Debt Security.
4.7*	Form of Subordinated Debt Security.
4.8*	Form of Certificate of Designations.
4.9***	Form of Debt Securities Warrant Agreement.
4.10***	Form of Common Stock Warrant Agreement.
4.11***	Form of Preferred Stock Warrant Agreement.
4.12***	Form of Senior Indenture.
4.13***	Form of Subordinated Indenture.
5.1	Opinion of O'Melveny & Myers LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.
23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in this Registration Statement under "Signatures").

__________________

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated herein by reference.

**	Incorporated by reference from exhibits to our Form 8-A filed on March 6, 2002.

***	Incorporated by reference from exhibits to our registration statement (333-123335) filed on March 15, 2005.

ITEM 17.          Undertakings

            (a)     The undersigned registrant hereby undertakes:

            (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in  the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4)     That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

             (5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

            (d)     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2006.

SUN HEALTHCARE GROUP, INC.

By: /s/ Richard K. Matros
Richard K. Matros
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Richard K. Matros and Michael Newman, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard K. Matros Richard K. Matros	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 23, 2006
/s/ L. Bryan Shaul L. Bryan Shaul	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2006
/s/ Gregory Anderson Gregory S. Anderson	Director	May 23, 2006
/s/ Tony M. Astorga Tony M. Astorga	Director	May 23, 2006
/s/ Christian K. Bement Christian K. Bement	Director	May 23, 2006

/s/ Michael J. Foster Michael J. Foster	Director	May 23, 2006
/s/ Barbara B. Kennelly Barbara B. Kennelly	Director	May 23, 2006
/s/ Steven M. Looney Steven M. Looney	Director	May 23, 2006
Keith W. Pennell	Director
/s/ Milton J. Walters Milton J. Walters	Director	May 23, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION
------------------	-------------------
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation of the Company.
3.2**	Amended and Restated Bylaws of the Company.
4.1**	Sample Common Stock Certificate.
4.2	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).
4.3	Form of Common Stock Warrant Certificate (included in Exhibit 4.10).
4.4	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.11).
4.5*	Form of Preferred Stock Certificate.
4.6*	Form of Senior Debt Security.
4.7*	Form of Subordinated Debt Security.
4.8*	Form of Certificate of Designations.
4.9***	Form of Debt Securities Warrant Agreement.
4.10***	Form of Common Stock Warrant Agreement.
4.11***	Form of Preferred Stock Warrant Agreement.
4.12***	Form of Senior Indenture.
4.13***	Form of Subordinated Indenture.
5.1	Opinion of O'Melveny & Myers LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in this Registration Statement under "Signatures").

__________________

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated herein by reference.

**	Incorporated by reference from exhibits to our Form 8-A filed on March 6, 2002.

***	Incorporated by reference from exhibits to our registration statement (333-123335) filed on March 15, 2005.